KBA GROUP | LLP
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to use in this post-effective amendment to Registration Statement on Form S-1 of our report dated March 30, 2009, relating to the consolidated financial statements of Terra Nova Financial Group, Inc. for the years ended December 31, 2008 and 2007, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

KBA Group LLP

KBA Group LLP
Dallas, Texas
January 29, 2010

INDEPENDENT MEMBER OF POLARIS™ INTERNATIONAL

14241 Dallas Parkway, Suite 200
Dallas, Texas 75254
Phone 972.702.8262
Fax 972.702.0673
► www.kbagroupllp.com